UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2007

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Proposed New Credit Facilities

On January 30, 2007, James River Coal Company (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and General Electric Capital Corporation (“GE”, and collectively with Morgan Stanley, the “Lenders”) providing for the commitment of debt financing from the Lenders in the aggregate amount of up to $135.0 million (the “Proposed Credit Facilities”). The terms of the Commitment Letter are discussed immediately below, and the expected terms of the Proposed Credit Facilities are discussed briefly further below.

Commitment Letter

The Company intends to utilize the funds available through the Proposed Credit Facilities to (i) refinance existing secured indebtedness and replace existing letters of credit, (ii) pay fees and expenses associated with the Proposed Credit Facilities, and (iii) provide for working capital and other general corporate purposes.

The Commitment Letter will terminate on February 28, 2007 unless earlier terminated by the parties. The Company paid a customary commitment fee upon entering into the Commitment Letter.

The commitment of the Lenders for the Proposed Credit Facilities is subject to, among other things, the satisfactory completion by the Lenders of their due diligence investigation of the Company, the negotiation and execution of definitive documentation, there being no material adverse development with respect to the Company or the discovery of any materially adverse information not known by the Lenders, and various other customary terms and conditions. There can be no assurance that the closing of the Proposed Credit Facilities will occur, or that any such closing will occur on the terms and conditions described in this Report.

Proposed Credit Facilities

A Term Sheet annexed to the Commitment Letter provides the basic expected terms and conditions of the Proposed Credit Facilities, subject to final documentation. The Proposed Credit Facilities are anticipated to be in the form of senior secured credit facilities consisting of a term loan facility and a revolving credit facility. The closing date of the Proposed Credit Facilities is anticipated to be on or before February 28, 2007.

Morgan Stanley has committed to provide 100% of the principal amount and to act as sole lead arranger of the following facilities:

•	up to $40,000,000 in a Term Loan B Facility, and

•	up to $60,000,000 in a Synthetic Letter of Credit Facility (collectively, the “Proposed Term Loan Facilities”).

GE has committed to provide 100% of the revolving line of credit up to $35,000,000, including a $10,000,000 letter of credit subfacility (the “Revolver”). The amount of Revolver loans that may be borrowed at any time will be limited to an amount equal to the lesser of (i) $35,000,000 and (ii) the amount of the borrowing base (defined in the Commitment Letter), in each case less reserves. The Proposed Credit Facilities will rank pari passu in right of payment.

The Proposed Term Loan Facilities will mature six years following the closing. The Term Loan B Facility will amortize quarterly in annual amounts of 1.0% of the original amount, with the final installment payable on the maturity date. The Synthetic Letter of Credit Facility will not amortize, and will be payable in full on the maturity date. The Revolver will mature on the fifth anniversary of the closing.

The first $12 million of any proceeds from the sale of the assets of the Company’s Bell County Coal Corporation subsidiary may be retained by the Company and any amounts in excess of $12 million will be required to be tendered for prepayment of the Term B Loans at par, without any prepayment premium.

The Proposed Credit Facilities will contain such financial, affirmative and negative covenants by the borrower and its subsidiaries as are usual and customary for financings of this kind, including, without limitation financial covenants covering minimum EBITDA, maximum capital expenditures, and maximum total funded indebtedness. In each case, exceptions and baskets will be as mutually agreed upon.

The Proposed Credit Facilities will include such events of default (and, as appropriate, grace periods) and representations and warranties as are usual and customary for financings of this kind. Pursuant to the Commitment Letter, the Company has agreed to indemnify and hold harmless the Lenders and their affiliates from any losses, liabilities, claims, damages or expenses arising out of or in connection with the Proposed Credit Facilities, among other things.

The Company will pay a customary closing fee upon the closing of the Facilities and will also pay other fees customary for transactions of this type.

It should be noted that the foregoing terms are subject to change based on the agreement of the parties at the time they enter into definitive documentation for the Proposed Credit Facility, if such documentation is executed.

FORWARD-LOOKING STATEMENTS: Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the future performance of the Company, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the Company’s ability to consummate the loan financing that is the subject of the Commitment Letter on terms favorable to the Company or at all; and other risks detailed in the our filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended September 30, 2006. The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company today issued a press release, attached as Exhibit 99.1 hereto, containing certain financial information for the quarter ended December 31, 2006.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated February 1, 2007 containing certain financial information for the quarter ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)
By:/s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: February 1, 2007